UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2005

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive Houston, Texas	77079-4141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

GlobalSantaFe Corporation (the “Company”) announced on May 25, 2005, that it and Global Marine Inc., an indirect wholly owned subsidiary of the Company, have filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission relating to the repurchase offer by Global Marine of all of its Zero Coupon Convertible Debentures Due June 23, 2020. Under the terms of the indenture governing the debentures, Global Marine is obligated to purchase the debentures at the option of the holders thereof on June 23, 2005 for a purchase price of $594.25 per $1,000 of principal amount at maturity outstanding. The purchase price may be paid in cash, stock, or in any combination thereof, and Global Marine has elected to pay the purchase price entirely in cash.

In accordance with the indenture, holders of the debentures may surrender all or part of their debentures for purchase commencing on May 25, 2005. The opportunity to surrender the debentures will terminate at 5:00 p.m., New York City time, on Thursday, June 23, 2005, as more fully described in Schedule TO filed by the Company and Global Marine.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release by GlobalSantaFe Corporation dated May 25, 2005, relating to the Company’s announcement of the filing of a tender offer statement on Schedule TO relating to Global Marine’s offer to repurchase the Zero Coupon Convertible Debentures Due June 23, 2020 issued by Global Marine, referred to in Item 8.01 above, and incorporated by reference to Exhibit (a)(5) of the Schedule TO filed by the Company and Global Marine with the Securities and Exchange Commission on May 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

By:	/s/ Anil B. Shah
	Name:	Anil B. Shah
	Title:	Vice President and Treasurer

Date: May 25, 2005

EXHIBIT INDEX

No.	Description

99.1	Press release by GlobalSantaFe Corporation dated May 25, 2005, relating to the Company’s announcement of the filing of a tender offer statement on Schedule TO relating to Global Marine’s offer to repurchase the Zero Coupon Convertible Debentures Due June 23, 2020 issued by Global Marine, referred to in Item 8.01 above, and incorporated by reference to Exhibit (a)(5) of the Schedule TO filed by the Company and Global Marine with the Securities and Exchange Commission on May 25, 2005.

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